"CONFIDENTIAL TREATMENT"

                           MEMORANDUM OF UNDERSTANDING
                                    ADDENDUM
                              Dated: April 4, 1997


GENERAL
This memorandum of understanding defines an addendum to the original MOU dated January 13, 1997. This proposal covers the incremental effort to provide Datacenter capabilities to the ISMSI solution. The original proposal covered a simple Store Host to POD data transfer, no provision was made for. Datacenter functionality or database replication (automatic and selective). The scope of work is detailed in Exhibit A attached.

MARKETING RIGHTS
Product(s) designed by Unisys solely for ISMS specifications would only be used by ISMSI unless agreed by ISMSI.

DEVELOPMENT RIGHTS
PSD is the sole provider of the middleware product to ISMSI unless agreed otherwise by PSD.

INITIAL MIDDLEWARE PRODUCT
Unisys agrees to provide, at cost, resources and expertise to complete its portion of the deliverable(s) as defined in Exhibit A. A rough estimate of the costs for the initial working product and 2-4 Beta Test sites in the US are estimated at [*...*], with any over-run capped at 10%. This preliminary estimate will be finalized at the sign-off of the requirements definition, expected to be received mid May. It is further agreed that over-runs above 10% may be negotiated depending on circumstance.

ISMSI agrees to provide, at cost, resources and expertise to complete its portion of the Phase 1 deliverable(s) as defined in Exhibit A. In addition, ISMSI will provide monthly the funds to cover PSD's cost for the Phase 1 deliverables as defined in Exhibit A.

MIDDLEWARE SOFTWARE SUPPORT
PSD agrees to provide the local field geography teams, hot line, bug fixes, patches and assistance required to support the Middleware product developed by PSD. In addition, PSD will provide minor Middleware enhancements to keep the product current. This support and enhancements will be provided by PSD up to a limit of 12% of PSD royalty revenues paid to PSD by ISMSI.

FUTURE MIDDLEWARE PRODUCT
New standard Middleware products, non-standard Middleware products, or custom Middleware products will be developed and funded based on a mutually agreed business case.

DEFAULT
If either party should be in default with respect to the business plans and/or deliverables, and the other party elects to dissolve this business relationship, the other party will so notify, in writing, the party in default. The defaulting party shall have 60 days to cure such default or provide a mutually acceptable plan to cure.

TERMINATION FOR DEFAULT
In the event the default(s) is not cured or a mutually acceptable plan to cure is not received within the specified time, then the non-defaulting party shall have the right to terminate this agreement. [*...*]

TERM OR AGREEMENT

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The initial term of this agreement is for a period of 5 years. This agreement will automatically be extended for an additional 12 months at the end of the initial term and annually thereafter unless terminated in writing by either party 90 days prior to the expiration date.

DEFINITIONS
In$taCa$h Coupon:. Any coupon distributed throughout the system that gives the shopper an "on the spot" rebate.

Free Standing Insert Coupon: Any non-In$taCa$h Coupon.

Electronic Coupon: Any "paperless" coupon distributed throughout the system.

Redeemed Coupon: Any In$taCa$h Coupon, Free Standing Insert Coupon or Electronic Coupon read, shredded, or processed by the system and billed to the Manufacturer.

Customer Service Station: A workstation to be utilized by the consumer, having a minimum configuration of a PC, display, card reader, scanner/shredder, printer, and necessary software/middleware.

CEC: A Kiosk containing 1-3 Customer Service Stations any necessary peripherals far the integrated solution, including the point of sale coupon shredder and check writers, Kiosk server, networking and software/middleware.

POD: A geographic marketing area containing a host computer linking 1-25 Kiosks.

Datacenter: ISMSI's central dataprocessing center linking multiple PODs.

EXPRESSION OF INTENT

This document is only an expression of the general terms which might form the basis far a definitive agreement to be entered into between the parties. This document should in no way be construed as a binding agreement between the parties. If a definitive agreement incorporating the terms of this document is not completed, for whatever reason, neither party shall have any liability to the other. The exception to this being purchase orders provided between the companies to cover the development costs while the final agreement is being finalized.



AGREED:


/s/ Michael R. Thomas                          /s/ Everett Schulze, Jr.
-----------------------------                  -----------------------------
Michael R. Thomas                              Everett Schulz, Jr.
V.P. and General Manager                       President/CEO
Payment Systems Division                       In Store Media Systems, Inc.
Unisys Corporation


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                                    EXHIBIT A
                                  SCOPE OF WORK















                                     [*...*]

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The original proposal covered software development for the following system:



                      [schematic of computer network here]



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Datacenter design considerations and expansion beyond 25 stores leads to the following architecture

[schematic of datacenter design]



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                                DEVELOPMENT TASKS











                                    [*...*]

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                                    [*...*]
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8         SCHEDULE
          --------

DURATION                            DESCRIPTION
---------------------------         --------------------------
[*...*]                             TOI in Plymouth
[*...*]                             1  Study
[*...*]                             2  Design
[*...*]                             3  Development
[*...*]                             4  Testing
[*...*]                             5  Integration
[*...*]                             6  Installation
                                    7  Support


9         PRICE
          -----

The cost to provide the Datacenter solution as detailed above is [*...*].

This includes development H/W and S/W. and travel / living costs for the integration phase.
NOTE: The development H/W costs include single and multichannel analogue modems.